                                                                  Exhibit 99.1
                    1997 STOCK OPTION PLAN FOR KEY EMPLOYEES,
                             CONSULTANTS AND DIRECTORS
                                         OF
                              QUICKSILVER GROUP, INC.

       QUICKSILVER GROUP, INC., a California corporation, hereby adopts this Stock Option Plan for key employees, consultants and directors of the Company. The purposes of this Plan are as follows:

       (1) To further the growth, development and financial success of the Company by providing additional incentives to its key employees, consultants and directors who have been or will be given responsibility for the management or administration of the Company's business affairs, or who are considered to have contributed meaningfully to the success of the Company, by assisting them to become owners of common stock of the Company and thus to benefit directly from its growth, development and financial success.

       (2) To enable the Company to obtain and retain the services of the type of professional, technical, managerial and other employees, consultants and directors considered essential to the long-range success of the Company by providing and offering them an opportunity to become owners of common stock of the Company under options, some of which are intended to qualify as "incentive stock options" under Section 422 of the Internal Revenue Code of 1986, as amended.

                                   ARTICLE 1

                                  DEFINITIONS

       Whenever the following terms are used in this Plan, they shall have the meaning specified below unless the context clearly indicates to the contrary.

     SECTION 1.1     COMPANY.  "Company" shall mean QUICKSILVER GROUP, INC.

     SECTION 1.2 PLAN ADMINISTRATOR. "Plan Administrator" shall mean the Board of Directors of the Company or a committee of three (3) or more members of the Board appointed by the Board to administer the Plan. Members of the committee shall serve for such period of time as the Board may determine and shall be subject to removal by the Board at any time. The Board may at any time terminate the functions of the committee and reassume all powers and authority previously delegated to the committee.

     SECTION 1.3 EMPLOYEE. "Employee" shall mean any employee (as defined in accordance with the Regulations and Revenue Rulings then applicable under section 3401(c) of the Code) of the Company, or of any corporation which is then a Parent Corporation or a Subsidiary, whether such employee is so employed at the time this Plan is adopted or becomes so employed subsequent to adoption of this Plan.

     SECTION 1.4 CODE. "Code" shall mean the Internal Revenue Code of 1986, as amended.

     SECTION 1.5 INCENTIVE STOCK OPTION. "Incentive Stock Option" shall mean an Option which qualifies under section 422 of the Code and which is designated as an Incentive Stock Option by the Plan Administrator.

     SECTION 1.6 NON-STATUTORY OPTION. "Non-Statutory Option" shall mean an Option which is not an Incentive Stock Option and which is designated as a Non-Statutory Option by the Board.

     SECTION 1.7 COMMON STOCK. "Common Stock" shall mean the Company's no par value common stock.

     SECTION 1.8 CONSULTANT. "Consultant" shall mean any individual or entity which provides or renders goods and/or services to the Company in any capacity other than as an Employee or Director.

     SECTION 1.9 DIRECTOR. "Director" shall mean any individual who is a member of the Company's Board of Directors.

     SECTION 1.10 OPTION. "Option" shall mean an option to purchase common stock, no par value, of the Company, granted under the Plan.

     SECTION 1.11 OPTIONEE. "Optionee" shall mean an Employee, consultant or director to whom an Option is granted under the Plan.

     SECTION 1.12 PLAN. "Plan" shall mean this 1997 Stock Option Plan for Officers and Key Employees of Quicksilver Group, Inc.

     SECTION 1.13 PARENT CORPORATION. "Parent Corporation" shall mean any corporation in an unbroken chain of corporations ending with the Company if each of the corporations other than the Company then owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     SECTION 1.14 SUBSIDIARY. "Subsidiary" shall mean any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     SECTION 1.15 PRONOUNS. The masculine pronoun shall include the feminine and neuter and the singular shall include the plural, where the context so indicates.



                                  ARTICLE 2

                             SHARES SUBJECT TO PLAN

     SECTION 2.1 SHARES SUBJECT TO PLAN. There shall be reserved for issue upon the exercise of Options granted under the Plan one hundred twenty-five thousand (125,000) shares of Common Stock.

     SECTION 2.2 LIMITATION ON INCENTIVE STOCK OPTION GRANTS. Subject to the overall limitations of section 2.1 above, the maximum aggregate fair market value (determined as of the time the Option is granted) of the Common Stock for which any Employee may be granted an Incentive Stock Option which either becomes exercisable or vests for the first time in any calendar year under the Plan shall not exceed One Hundred Thousand Dollars ($100,000) with respect to such Employee.

     SECTION 2.3 UNEXERCISED OPTION. If any Option expires or is cancelled without having been fully exercised, the number of shares subject to such Option but as to which such Option was not exercised prior to its expiration or cancellation may again be subject to Options granted under this Plan, subject to the limitations of sections 2.1 and 2.2 above.

     SECTION 2.4 CHANGES IN COMPANY'S SHARES. Except as otherwise provided in this Plan, in the event that the outstanding shares of Common Stock of the Company are hereafter changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation by reason of a reorganization, merger, consolidation, recapitalization, reclassification, stock dividend or combination of shares, appropriate adjustments shall be made by the Plan Administrator in the number and kind of shares for the purchase of which an Option may be granted, including adjustments of the limitations in sections 2.1 and 2.2 above on the maximum number and kind of shares which may be issued on exercise of an Option, all as provided in section 4.7 below.



                                     ARTICLE 3

                               GRANTING OF OPTIONS

      SECTION 3.1 ELIGIBILITY. Subject to the requirements of section 3.2 for Incentive Stock Options, any full-time, salaried key Employee of the Company, Consultant to the Company or Director shall be eligible to be granted an Option.

      SECTION 3.2 QUALIFICATION OF INCENTIVE STOCK OPTION. No Incentive Stock Option shall be granted unless such Option, when granted, qualifies as an "incentive stock option" under section 422 of the Code.

      SECTION 3.3     GRANTING OF OPTION

(a) The Plan Administrator shall from time to time, in its absolute discretion:

(i) Determine which Employees, Consultants and Directors are eligible under the Plan and select from among those persons such of them as in its opinion should be granted an Option; and

(ii) Determine the number of shares to be subject to such Option granted to such selected eligible Employees, Consultants and Directors and determine whether such Option is to be an Incentive Stock Option or a Non-Statutory Option; and

(iii) Determine the terms and conditions of such Option, consistent with the Plan.

(b) No Incentive Stock Option shall be granted to any Employee who, at the time such option would be granted, owns Common Stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, or of any Parent or Subsidiary, unless the Option price (as provided in section 4.2) is not less than one hundred ten percent (110%) of the fair market value of the Common Stock on the date the Option is granted and the period within which the Option may be exercised (as provided in section 4.4 below) does not exceed five (5) years from the date the Option is granted.


                                    ARTICLE 4

                                 TERMS OF OPTION

      SECTION 4.1 OPTION AGREEMENT. Each Option shall be evidenced by a written Stock Option Agreement, which shall be executed by the Optionee and an authorized officer of the Company and which shall contain such terms and conditions as the Plan Administer shall determine, consistent with the Plan. Each Incentive Stock Option Agreement shall contain such terms and conditions as may be necessary to qualify such Option as an "incentive stock option" under section 422 of the Code,

     SECTION 4.2      OPTION PRICE.

(a) The price of the shares subject to each Option shall be set by the Plan Administrator, provided, however, that in no event shall the price per share be less than eighty-five percent (85%) of the fair market value of such shares on the date such Option is granted; except that the price per share shall not be less than one hundred percent (100%) of the fair market value of such shares on the date such Option is granted in the case of an individual then owning more than ten percent (10%) of the combined voting power of all classes of stock of the Company if the Option granted is a Non-Statutory Option, and the price per share shall be not less than one hundred ten percent (110%) of the fair market value of such shares on the date such Option is granted in the case of an individual then owning (within the meaning of section 424(d) of the Code) more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, any Subsidiary or any Parent Corporation if the Option granted is an Incentive Stock Option.

(b) For the purpose of section 4.2(a) above, the fair market value of a share of the Company's Common Stock on the date the Option is granted shall be: (i) the closing price of a share of the Company's Common Stock on the principal exchange on which shares of the Company's Common Stock are then trading, if any, on such date, or, if shares were not traded on such date, then on the next preceding trading day during which a sale occurred; or (ii) if such Common Stock is not traded on an exchange but quoted on NASDAQ or a successor quotation system, (1) the last sale price (if the Common Stock is then listed as a National Market Issue under the NASD National Market System) or (2) the mean between the closing representative bid and asked prices (in all other cases) for the Common Stock on such date as reported by NASDAQ or such successor quotation system; or (iii) if such Common Stock is not publicly traded on an exchange and not quoted on NASDAQ or a successor quotation system, the mean between the closing bid and asked prices for the Common Stock on such date as determined in traded, the fair market value established by the Plan Administrator acting in good faith considering book value, earnings history and prospects of the Company in light of market conditions generally.

      SECTION 4.3    COMMENCEMENT OF EXERCISABILITY.

(a) At a minimum, the Optionee shall have the right to exercise the Option at the rate of at least twenty percent (20%) per year over five (5) years from the date the Option is granted.

(b) Subject to the provisions of sections 4.3(a), 4.3(c) and 7.3 of this Plan, each Option shall become exercisable at such time and in such installments (which may be cumulative) as the Plan Administrator shall provide in the terms of each individual Stock Option Agreement; provided, however, that by a resolution adopted after an Option is granted the Plan Administrator may, on such terms and conditions as it may determine to be appropriate and subject to sections 4.3(a), 4.3(c) and 7.3 of this Plan, accelerate the time at which such Option or any portion thereof may be exercised.

(c) No portion of an Option which is unexercisable at the time of Optionee's death, disability, retirement or termination of employment (as defined in section 5.7 below) shall thereafter become exercisable. The Plan Administrator shall have the discretion to determine whether any termination of consulting services will effect the exercisability of any Option granted to a Consultant or Director.

      SECTION 4.4 EXPIRATION OF OPTIONS. The period or periods within which an Option may be exercised shall be determined by the Plan Administrator at the time the Option is granted but shall in no event exceed ten (10) years from the date the Option is granted.

     SECTION 4.5 CONSIDERATION. In consideration of the granting of the Option, the Optionee shall agree, in the written Stock Option Agreement, to remain in the employ of the Company or a Subsidiary for a period of not less than one year after the Option is granted. Nothing in this Plan or in any Stock Option Agreement under this Plan shall change the Optionee's status as an "at-will" employee of the Company (unless otherwise expressly provided in any written employment agreement between any Optionee and the Company), nor shall it otherwise confer upon any Optionee any right to continue in the employ of the Company or any Subsidiary or Parent Corporation or shall interfere with or restrict in any way the rights of the Company and any Subsidiary or Parent Corporation, which are hereby expressly reserved, to discharge any Optionee at any time for any reason whatsoever, with or without good cause.

      SECTION 4.6 MERGER, CONSOLIDATION, ACQUISITION, LIQUIDATION OR DISSOLUTION. In its absolute discretion, and on such terms and conditions as it deems appropriate, the Plan Administrator may provide by the terms of any Stock Option Agreement that the Option thereunder cannot be exercised after the merger or consolidation of the Company into another corporation, the acquisition by another corporation of all or substantially all of the Company's assets or eighty percent (80%) or more of the Company's then outstanding voting stock or the liquidation or dissolution of the Company; and if the Plan Administrator so provides, it may, in its absolute discretion and on such terms and conditions as it deems appropriate, also provide, either by the terms of such Option or by a resolution adopted prior to the occurrence of such merger.

Consolidation, acquisition, liquidation or dissolution, that, for some period of time prior to such event, such Option shall be exercisable as to all shares covered thereby, notwithstanding anything to the contrary in section 4.3(a) above, section 4.3(b) above and/or any installment provisions of such Option.

      SECTION 4.7 ADJUSTMENTS IN OUTSTANDING OPTIONS. In the event that the outstanding shares of the Common Stock subject to an Option are changed into or exchanged for a different number or kind of shares of the Company or other securities of the Company in the event of a stock split, reverse stock split, stock dividend, recapitalization, combination or reclassification of the Company's shares, the Plan Administrator shall make an appropriate and equitable adjustment in the number and kind of shares as to which each outstanding Option, or portions thereof then unexercised, shall be exercisable, to the end that after such event the Optionee's proportionate interest shall be maintained as before the occurrence of such event (subject to like dilution suffered by the shareholders of the Company in the event of a merger or other reorganization). Such adjustment in an outstanding Option shall be made without change in the total price applicable to the Option or the unexercised portion of the Option (except for any change in the aggregate price resulting from rounding-off of share quantities or prices) and with any necessary corresponding adjustment in Option price per share; provided, however, that, in the case of an Incentive Stock Option, each adjustment shall be made so that it is not a "modification" within the meaning of Section 424(h)(3) of the Code. Any adjustment made by the Plan Administrator shall be final and binding upon all the Optionees, the Company and all other interested persons.



                                 ARTICLE 5

                            EXERCISE OF OPTIONS

      SECTION 5.1 PERSON ELIGIBLE TO EXERCISE. During the lifetime of the Optionee, the Option shall be exercisable only by the Optionee and shall not be assignable or transferable by the Optionee. After the death of the Optionee, any exercisable portion of an Option may, prior to the time when such portion becomes unexercisable under sections 4.4 or 4.6 above, be exercised by his personal representative or by any person empowered to do so under the deceased Optionee's will or under the then applicable laws of descent and distribution as provided in Section 5.5 below.

      SECTION 5.2 PARTIAL EXERCISE. At any time and from time to time prior to the time when any exercisable Option or exercisable portion thereof becomes unexercisable under sections 4.4 or 4.6 above, such Option or portion thereof may be exercised in whole or in part; provided, however, that the Company shall not be required to issue fractional shares and the Plan Administrator may, by the terms of the specific Stock Option Agreement, require any partial exercise to be with respect to a specified minimum number of shares.

      SECTION 5.3 MANNER OF EXERCISE. An exercisable Option, or any exercisable portion thereof, may be exercised solely by delivery to the secretary of the Company or his office of all of the following prior to the time when such Option or such portion becomes unexercisable under sections 4.4 or 4.6 above:

(a) Notice in writing signed by the Optionee or other person then entitled to exercise such

Option or portion, stating that such Option or portion is exercised (and such notice must comply with all applicable rules established by the Plan Administrator); and

(b) Subject to section 5.4 below, full payment (in cash or by check) for the shares with respect to which such Option or portion is thereby exercised; and

(c) Such representations and documents as the Plan Administrator, in its absolute discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act of 1933, as amended, and any other federal or applicable state securities laws or regulations. The Plan Administrator may in its absolute discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer orders to transfer agents and registrars; and

(d) In the event that the Option or portion thereof shall be exercised pursuant to section 5.1 above by any person or persons other than the Optionee, appropriate proof of the right of such person or persons to exercise the Option or portion thereof.

      SECTION 5.4 LOANS OR GUARANTEE OF LOANS. The Plan Administrator may assist any Optionee (including any officer or director) in the exercise of one or more Options under the Plan by (a) authorizing the extension of a loan to such Optionee from the Company, (b) permitting the Optionee to pay the Option price for the purchased Common Stock in installments over a period of years or
(c) authorizing a guarantee by the Company of a third-party loan to the Optionee. The terms of any loan, installment method of payment or guarantee (including the interest rate and terms of repayment) will be established by the Plan Administrator in its sole discretion. Loans, installment payments and guarantees may be granted without security or collateral.

      SECTION 5.5 DEATH. Upon the death of an Optionee, any Option which he holds may be exercised, to the extent then exercisable, within such period after the date of his death as the Plan Administrator shall prescribe in his Stock Option Agreement (but not to exceed twelve (12) months) by the Optionee's representative or by any other person entitled to exercise such Option under his will or the laws of intestate succession.

      SECTION 5.6 DISABILITY. Upon the disability of an Optionee (meaning the Optionee is unable to engage in any substantial gainful activity for the Company by reason of a medically determined physical or mental impairment), any Option which he holds may be exercised, to the extent then exercisable, by him during such period after the date of his termination of employment resulting from such disability as the Plan Administrator shall prescribe in his Stock Option Agreement (but not to exceed twelve (12) months).

      SECTION 5.7 RETIREMENT. Upon the voluntary retirement of an Optionee (meaning the Optionee terminates employment or the rendering of consulting service on a permanent basis), any Option may be exercised, to the extent then exercisable, by him during such period after the date of his retirement as the Plan Administrator shall prescribe in his Stock Option Agreement (but not to exceed three (3) months). The Option shall terminate upon the expiration of such period unless the Optionee dies prior to that expiration date, in which event he shall be deemed to have died on the date of his retirement.

      SECTION 5.8 TERMINATION OF EMPLOYMENT OR CONSULTING SERVICES. In the event an Optionee's employment terminates or consulting services terminate for any reason other than as set forth in sections 5.5 through 5.7 above, any Option which he holds may be exercised, to the extent then exercisable, by him during such period such period after the date of his termination of employment or consulting services as the Plan Administrator shall prescribe in his Stock Option Agreement (but not to exceed twelve (12) months).

      SECTION 5.9     SECURITIES LAW REQUIREMENTS.

(a) The Plan Administrator may require an Optionee, as a condition of either the grant or the exercise of an Option, to represent and establish to the satisfaction of the Plan Administrator that all shares of Common Stock acquired upon the exercise of such Option will be acquired for investment and not for resale. The Plan Administrator may permit the sale or other disposition of any Common Stock acquired pursuant to any such representation if it is satisfied that such sale or other disposition would not be in contravention of applicable state or federal securities law.

(b) No shares of Common Stock shall issue upon the exercise of any Option if counsel for the Company determines that there has not been met any applicable registration requirement under the Securities Act of 1933, or the Securities Exchange Act of 1934, any applicable listing requirement of any stock exchange on which the Common Stock is listed or any other applicable provision of state or federal law.

      SECTION 5.10    RIGHTS AS SHAREHOLDERS.

(a) An Optionee shall not be, nor have any of the rights or privileges of shareholders of the Company in respect of any shares issuable upon the exercise of any part of an Option unless and until certificates representing such shares have been issued by the Company to such holders.

(b) Security holders shall receive a copy of the Company's financial statements at least annually.

      SECTION 5.11 TRANSFER RESTRICTIONS. The Plan Administrator, in its absolute discretion, may impose such restrictions on the transferability of the shares issuable upon the exercise of an Option as it deems appropriate and any such restriction shall be set forth in the Stock Option Agreement and may be referred to on the certificates evidencing such shares. The Plan Administrator may require the Optionee to give the Company prompt notice of any disposition of shares of Common Stock, acquired by exercise of an Option, within two years from the date of granting such Option or one year after the transfer of such shares to such Optionee. The Plan Administrator may direct that the certificates evidencing shares acquired by exercise of an Option refer to such requirement to give prompt notice of disposition.

      SECTION 5.12    REPURCHASE RIGHTS.

(a) Except as provided in Section 5.12 (c) below, all of the shares acquired by any Employee upon the exercise of any Option granted under this Plan shall be subject to the right and option of Company (or its assignee) to repurchase the shares ("Repurchase Option") as set forth in this

Section 5.12. Upon the termination of an Employee's employment with Company or any parent or subsidiary corporation of Company, whether voluntarily or involuntarily and with or without cause, the Repurchase Option shall become effective (or in the case of Common Stock issued upon exercise of any Option after the date of termination, the Repurchase Option shall become effective upon exercise of the Option).

(b) The purchase price per share under the Repurchase Option shall be determined as follows: The purchase price will be the higher of (x) the original purchase price, or (y) the fair market value on the date of termination of employment as established by the Board of Directors either by third party appraisal or in good faith (any appraisal report that is dated more than fifteen
(15) months prior to the date of termination of employment will be considered to be obsolete unless otherwise agreed to by the parties). The purchase price shall be payable by cancellation of all or any outstanding indebtedness of the Employee to Company and, if applicable, in cash (or by check).

(c) Within ninety (90) days following the date of termination of employment (or within ninety (90) days of the exercise of the Option, if any Option is exercised after termination of employment), Company shall notify the Employee by written notice as to whether it wishes to purchase the shares pursuant to exercise of the Repurchase Option. If the Company (or its assignee) elects to repurchase such Employee's shares, it shall repurchase all (but not less than all, unless such Employee consents) of such Employee's shares. If Company (or its assignee) elects to purchase the shares, it must close the transaction within thirty (30) days after it gives notice to such Employee. At such closing, Company (or its assignee) shall tender payment for the shares and the certificates representing the shares so purchased shall be tendered by the Employee or by his/her personal representative, duly endorsed for transfer to Company (or its assignee).

(d) If, from time to time during the term of the Employee's employment with the Company:

(i) there is any stock dividend, stock split, recapitalization, reorganization or other change in the character or amount of any of the outstanding securities of Company; or

(ii) there is any consolidation, merger or sale of all, or substantially all of the assets of Company;

then, in such event, any and all new, substituted or additional securities or other property to which the Employee is entitled by reason of his/her ownership of shares shall be immediately subject to the Repurchase Option. While the aggregate purchase price shall remain the same after each such event, the purchase price per share upon exercise of the Repurchase Option shall be appropriately adjusted.

(e) The Company's Repurchase Option shall terminate when the Company's securities become publicly traded on an established securities market.

                                  ARTICLE 6

                               ADMINISTRATION

      SECTION 6.1 DUTIES AND POWERS OF PLAN ADMINISTRATOR. The Plan Administrator shall have full power and authority to interpret the Plan and to adopt such rules for the administration, interpretation and application of the Plan as are consistent with the Plan and to interpret, amend or revoke any such rules. Before any director is granted an Option pursuant to Section 3.1 above, the Plan Administrator must first satisfy the requirements of California Corporations Code section 310.

      SECTION 6.2 MAJORITY RULE. The Plan Administrator shall act by a majority of its members in office and the Plan Administrator may act either by vote at a meeting or by a memorandum or other written instrument signed by a majority of its members.

      SECTION 6.3 COMPENSATION; PROFESSIONAL ASSISTANCE; GOOD FAITH ACTIONS. Directors serving as Plan Administrator shall not receive compensation for their services in administering the Plan, but all expenses and liabilities they incur in connection with the administration of the Plan shall be borne by the Company. The Plan Administrator may employ attorneys, consultants, accountants, appraisers, brokers or other persons. The Plan Administrator, the Company and its officers and directors, shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Plan Administrator in good faith shall be final and binding upon the Optionee, the Company and all other interested persons.
The Plan Administrator shall not be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or any Option and all directors serving as Plan Administrator shall be fully protected and indemnified by the Company in respect to any such action, determination or interpretation.


                                   ARTICLE 7

                           MISCELLANEOUS PROVISIONS

      SECTION 7.1 OPTION NOT TRANSFERABLE. No Option or interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the Optionee or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy) and any attempted disposition thereof shall be null and void and of no effect; provided, however, that nothing in this section 7.1 shall prevent transfer by will or by the applicable laws of descent and distribution.

      SECTION 7.2 AMENDMENT, SUSPENSION OR TERMINATION OF THE PLAN. The Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Plan Administrator. However, without approval of the Company's shareholders given within twelve
(12) months before or after the action by the Plan Administrator, no action of the Plan Administrator may, except as provided in Section 2.4, increase the limit imposed in section 2.1 on the maximum number of shares which may be issued on exercise of Options, modify the eligibility requirements of section 3.1, reduce the minimum

Option price requirements in section 4.2(a) or extend the limit imposed in this section 7.2 on the period during which an Option may be granted. Neither the amendment, suspension nor termination of the Plan shall, without the consent of the Optionee, alter or impair any rights, or obligations under any Option granted before such event. No Option may be granted during any period of suspension nor after termination of the Plan, and in no event may any Option be granted under this Plan after the first to occur of the following events:

(a) The expiration of ten (10) years from the date the Plan is adopted by the Plan Administrator; or

(b) The expiration of ten (10) years from the date the Plan is approved by the Company's shareholders under section 7.3.

      SECTION 7.3 APPROVAL OF PLAN BY SHAREHOLDERS. This Plan will be submitted for the approval of the Company's shareholders within twelve (12) months after the date of initial adoption of the Plan by the Company's Board of Directors. An Option may be granted prior to such shareholder approval; provided, however, that such Option shall not be exercisable prior to the time when the Plan is approved by the shareholders; provided, further, that if such approval has not been obtained at the end of that twelve-month period, an Option previously granted under the Plan shall thereupon be cancelled and become null and void.

      SECTION 7.4 EFFECT OF PLAN UPON OTHER OPTIONS AND COMPENSATION PLANS. The adoption of this Plan shall not affect any other compensation or incentive plans in effect for the Company or any Subsidiary or Parent Corporation. Nothing in this Plan shall be construed to limit the rights of the Company or any Subsidiary or Parent Corporation (a) to establish any other forms of incentives or compensation for Employees of the Company or any Subsidiary or Parent Corporation or Co) to grant or assume options otherwise than under this Plan in connection with any proper corporate purpose, including, but not by way of limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, firm or association.

      SECTION 7.5 TITLES. Titles are provided in this Plan for convenience only and are not to serve as a basis for interpretation or construction of the Plan.

      SECTION 7.6 EFFECTIVE DATE. The Plan shall be effective as of July 31, 1997, provided that within the twelve-month period described in section
7.3 above, it is approved at a duly called meeting of the shareholders by the vote of the holders of a majority of the shares present, or represented, and entitled to vote at such meeting; or by the written consent of the holders of a majority of the shares entitled to vote. Options may be granted but may not be exercised prior to shareholder approval.

      I hereby certify that the foregoing Plan was duly approved by the shareholders of QUICKSILVER GROUP, INC. effective as of July 31, 1997.

                                        /s/ Thomas W. Minick
                                        --------------------
                                        THOMAS W. MINICK, Chairman & CEO


Attest:

/s/ Todd Fitzwater
-------------------------------
TODD FITZWATER, CFO and Treasurer


CORPORATE SEAL